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                                                                   Exhibit 11(b)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A No. 2-93068/811-4101) of Excelsior Tax-Exempt Funds, Inc. of our report dated May 9, 1997 on the financial statements and financial highlights included in the 1997 Annual Report to Shareholders.



                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 30, 1997